UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2024

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2019, SemiLEDs Corporation (the “Company”) entered into a secured loan agreement with Trung Doan, its Chairman and Chief Executive Officer, with an aggregate amount of $1.7 million and an annual interest rate of 8% (the “Loan Agreement”). The Loan Agreement is secured by a second priority security interest on the Company’s headquarters building. The maturity date of the Loan Agreement was January 14, 2021. On January 16, 2021, the maturity date of the Loan Agreement was extended with same terms and interest rate for one year to January 15, 2022, and on January 14, 2022, the maturity date of the Loan Agreement was extended again with same terms and interest rate for one more year to January 15, 2023. On January 13, 2023, the maturity date of the Loan Agreement was further extended with same terms and interest rate for one year to January 15, 2024. On January 7, 2024, the Company amended the Loan Agreement to extend the maturity date to January 15, 2025. On February 9, 2024, the Company (i) amended the Loan Agreement to permit the Company to repay up to $800,000 of principal under the Loan Agreement by issuing shares of the Company’s common stock and (ii) elected to prepay $800,000 of loan principal by delivering 629,921 shares of the Company’s common stock to Mr. Doan, based on the closing price of $1.27 per share on February 8, 2024. All other terms and conditions of the Loan Agreement remained the same.

On July 3, 2024, the Company and Trung Doan entered into the Sixth Amendment to the Loan Agreement (the “Sixth Amendment”). The Sixth Amendment amends the Loan Agreement to permit, upon the mutual agreement of the Company and Trung Doan, the Company to repay a portion of the principal amount or accrued interest under the Loan Agreement, by issuing shares of the Company’s common stock to Trung Doan as partial repayment of the Loan Agreement at a price per share equal to the closing price of the Company’s common stock immediately preceding the business day of the payment notice date. All other terms and conditions of the Loan Agreement, as amended by the Sixth Amendment, remain the same.

The foregoing description of the Sixth Amendment to the Loan Agreement is a summary only and is qualified in its entirety by the full text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On July 8, 2024, SemiLEDs Corporation issued a press release announcing its preliminary financial results for the third quarter of its fiscal year 2024, ended May 31, 2024.

Such information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2024, the Company’s Board of Directors (the “Board”) appointed Dr. Chris Chang Yu as a director of the Company effective immediately, for a term expiring at the next annual meeting of stockholders or until his successor shall have been duly elected and qualified, or his earlier removal or resignation. Dr. Yu has also been appointed to the Audit Committee by the Board.

Dr. Yu, 66, has served as a director since July 2024. Dr. Yu currently serves as the Chairman of the Board of CRS Holding Inc., Changhe Bio-Medical Science Co., Ltd, Ningkasai Science (Shanghai) Co., Ltd, Changwei System Science (Shanghai) Co., Ltd, Anpac Bio-Medical Science (Lishui) Co., Ltd, Adanced Life Therapeutics Co., Ltd and New-Herizon Bio-Medical Science Co., Ltd and as executive director of Anpac Bio-Medical Science (Shanghai) Co., Ltd, Lisui Anpac Medical Laboratory Co., 3Ltd, Shiji (Hainan) Medical Technology Co., Ltd, Shanghai Muqing Anpac Health Technology Co., Ltd, Anpac (Shanghai) Health Management Consulting Co., Ltd and Annadi Life Technology (Zhejiang) Co., Ltd. Dr. Yu also currently serves as a director of Anji Cayman, serves as an executive partner of Jiaxing Changxin Enterprise Management Partnership (Limited Partnership) and Jiaxing Ningbeika Enterprise Management Partnership (Limited Partnership), and serves as a general manager of Changhe Bio-Medical Science Co., Ltd and Annadi Life Technology (Zhejiang) Co., Ltd. Dr. Yu is also a co-founder of Fresh2 Group Limited (formerly named AnPac Bio-Medical Science Co., Ltd.). Dr. Yu served as Chairman of the Board and Chief Executive Officer of Fresh2 Group from its inception in January 2010 until April 2022 and was re-appointed as Co-Chairman of the Board and Co-CEO in May 2022. He subsequently resigned as Co-Chairman of the Board of Fresh2 Group in October 2022 and resigned as Co-CEO in May 2023. Prior to founding Fresh2 Group, he co-founded Anji Microelectronics (Shanghai) Co., Ltd. in 2004. Dr. Yu served as a technical director at Semiconductor Manufacturing International Corporation from 2002 to 2004. Dr. Yu also served as a vice president of the research and development team of Cabot Microelectronics Corporation. Dr. Yu received his bachelor and master’s degrees in physics from the University of Missouri Kansas-City Campus. He received his doctoral degree in physics from the Pennsylvania State University. The Board has determined that Dr. Yu should serve as a director based on his significant experience managing integrated circuit and technology companies and his experience as a CEO and director of a public company.

Dr. Yu has (i) no arrangements or understandings with any other person pursuant to which he was selected as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. In addition, Dr. Yu (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K, and (ii) as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s common stock or rights to acquire the Company’s common stock.

The Board has determined that Dr. Yu qualifies as an independent director pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of The Nasdaq Stock Market. With the appointment of Dr. Yu to the Audit Committee, the Company believes its Audit Committee once again meets the requirements of Nasdaq Listing Rule 5605(c)(2)(A), being comprised of three independent members.

With the appointment of Dr. Yu to the Audit Committee, the Company believes its Audit Committee once again meets the requirements of Nasdaq Listing Rule 5605(c)(2)(A), being comprised of three independent members.

In connection with his appointment to the Board, Dr. Yu will receive the standard compensation paid by the Company to all of its non-employee directors and as described under “Director Compensation” in “Part III - Item 11. Executive Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on November 28, 2023. In connection with his appointment, Dr. Yu will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2010.

Item 8.01 Other Events.

The Company will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on August 29, 2024. All other relevant information concerning the Annual Meeting will be included in the Company’s proxy materials to be distributed in connection with the Annual Meeting, which will be filed with the SEC and made available to the Company’s stockholders.

Because the date of the Annual Meeting is more than 30 days prior to the anniversary date of the Company’s Annual Meeting of Shareholders held in 2023, the Company is providing in this Current Report on Form 8-K the due dates for submissions of qualified shareholder proposals and shareholder director nominations.

To be eligible for inclusion in the proxy materials for the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals (including any additional information specified in the Bylaws) must be received by our Corporate Secretary at the Company’s principal executive offices no later than July 15, 2024.

A stockholder proposal or director nomination (including nominations pursuant to Rule 14a-19 under the Exchange Act) outside of Rule 14a-8 under the Exchange Act and pursuant to the Bylaws must be received by our Corporate Secretary at the Company’s principal executive offices by July 15, 2024.

Stockholder proposals and stockholder director nominations must comply with all applicable requirements set forth in the rules and regulations of the SEC, the Exchange Act, and the Company’s bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Loan Agreement dated July 3, 2024 between SemiLEDs Corporation and Trung Doan
99.1	Press release, dated July 8, 2024, entitled “SemiLEDs Reports Third Quarter Fiscal Year 2024 Financial Results.”
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2024

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer